UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 29, 2008

INTERNATIONAL MONETARY SYSTEMS, LTD.
(Exact Name of Registrant as Specified in Charter)

WISCONSIN	000-30853	39-1924096
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16901 West Glendale Drive New Berlin, Wisconsin	53151
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 262-780-3640

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Monetary Systems, Ltd.

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 2.03.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION

On September 29, 2008, International Monetary Systems, LTD (IMS) issued a note payable to a private investor in the amount of $1,200,000. The term of the note is five years using a ten year amortization schedule, at 10% per annum, with monthly payments of $15,858 beginning October 29, 2008. A balloon payment of $746,337 is due on October 29, 2013.

At any time during the term of the note the investor may convert the principal, in whole or in part, to IMS $.0001 par value common stock. The conversion rate is $.31 per share, the closing price of the stock as quoted on the Over-the-Counter Bulletin Board on September 29, 2008. The full amount of the original principal may be converted at any time prior to 10 days after the final payment on the note. If the conversion amount exceeds the remaining principal, that portion of the principal will be returned by the investor prior to the conversion. The maximum potential conversion is 3,870,968 shares.

The proceeds of this note will be used to retire three notes totaling $1,200,000, issued to the same investor, that have reached maturity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

International Monetary Systems, Ltd.
(Registrant)

Date: October 3, 2008	By: /S/ Danny W Weibling Danny W Weibling Chief Financial Officer and Treasurer